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                                                                      EXHIBIT 99

COMBINED PROFESSIONAL SERVICES ANNOUNCES A SHARE EXCHANGE AGREEMENT WITH TRUSTED SECURITY SOLUTIONS PROVIDER PATRON SYSTEMS, INC.

Boca Raton, FL --(BUSINESS WIRE)-- September 27, 2002 -- Combined Professional Services, Inc. (OTCBB: CPFS ) announced today that after a careful and diligent, one-year search to find the optimal strategic vehicle to enhance shareholder value, it has entered into a definitive Share Exchange Agreement with Patron Systems, Inc. and all of the stockholders of the Company. Under the terms of the agreement, all issued and outstanding shares of common stock of Patron Systems, Inc. will be exchanged for common shares of Combined Professional Services, Inc. The parties anticipate the exchange transaction will close during the month of October.

After the closing, Combined Professional Services, Inc. will have 33,888,888 shares of common stock outstanding and up to 11,000,000 shares in escrow available for acquisitions as to which agreements have been negotiated by Patron but which have not yet closed. All such newly issued shares are restricted and subject to SEC Rule 144. There can be no assurance that the acquisition of Patron or the other acquisitions will be made.

Jeff Spanier, President of Combined Professional Services, Inc. who led the search for the right vehicle noted, "Patron's world class management team and business strategy and area of market focus exceeded all of our criteria to position Combined Professional Services as a leading growth company in a strategically important segment of business."


Patron Systems, Inc. was formed in April 2002 by a group of business leaders to provide comprehensive, end-to-end information security solutions to global corporations and government institutions. The information security market is a $10 Billion market with growth estimated by Gartner/IDC at 25 percent a year over the next five years. Patrick Allin, CEO of Patron, indicates "the information security market is fragmented with a large number of single product/service providers. Leading global enterprises are looking for complete and comprehensive information security solutions and our senior management team believe that there is a unique opportunity to address this important and underserved market space."

The management team of Patron, whose credentials and former business roles are listed below, will assume the following positions at Combined Professional
Services:

Patrick J. Allin, CEO

o Senior Partner at PricewaterhouseCoopers and COO of their $6 Billion Global Consulting Practice

o     Co-Chairman and CEO of Encore Development

o     President of various Billion dollar companies in Canada and the US

o     Audit Partner at Price Waterhouse

Brett Newbold, CTO, President - Technology Products

o Served for eight years as VP of R&D for Oracle Corp. - Senior responsibility for the selection and development of new technologies, reporting directly to Larry Ellison

o     Consultant to Kleiner Perkins Caufield & Byers

o     President and COO of OpenText (NASDAQ: OTEX)

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Rich Linting, President - Security Services

o     Lead Technology Partner and Executive Committee Member at Accenture

o     President of Carreker Corporation (NASDAQ: CANI)

o Built global consulting practices at both Computer Sciences Corporation and Digital Equipment Corporation

The executive team of Patron Systems, Inc. has designed a strategy that will focus on two primary areas: trusted security services and next generation integrated security products.


The security services group will work with leading global organizations ensuring such enterprises are able to implement information security policies, procedures and products which result in "trusted" information environments. These are expected to include a variety of proprietary offerings including: information security and vulnerability assessments, certification programs, remediation, implementation, training, monitoring and managed services.


Patron's product group, through acquisition of selected third generation software, intends to provide a range of products which will be recognizable, certifiable, and standards-based to ensure a "trusted" solution for the enterprise. "According to FBI statistics, 70% of all cyber crime happens inside the enterprise. Patron products will focus on this underserved and emerging market place. They will help enterprises ensure that data entering or exiting the network is authorized and appropriate," comments Brett Newbold, President, Technology Products.


Contacts:

    Combined Professional Services Inc., Boca Raton
    Jeff Spanier, 561/962-4196


    Patron Systems, Inc., Chicago
    Ryan Kirch, 312/493-2171


    Patrick Allin, 312/493-2171


Forward Looking Statements


The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed share exchange or any other acquisitions, the ability of Patron or the Company to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.











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